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[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


                                             January 30, 2002

Board of Directors
Modern Woodmen of America
1701 1st Avenue
Rock Island, IL  61201


Gentlemen:

     We hereby consent to the reference to our name under the caption "Experts" in the Statement of Additional Information filed as part of Pre-Effective Amendment Number 1 to the registration statement on Form N-4 for Modern Woodmen of America Variable Annuity Account (File No. 333-63972). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Sincerely,

                                       SUTHERLAND ASBILL & BRENNAN LLP




                                       By: /s/ STEPHEN E. ROTH
                                           ----------------------------------
                                           Stephen E. Roth